Exhibit 10.5

Non-Employee Director Compensation Policy

Effective July 21, 2021

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

INTRODUCTION
Non-employee members of the Board of Directors (the “Board”) of MarketWise, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective as of the date and immediately following the time the transactions contemplated by that certain Business Combination Agreement dated as of March 1, 2021, by and among Ascendant Digital Acquisition Corp., MarketWise, LLC, all of the members of MarketWise, LLC and, solely in its capacity as the representative of the sellers, Shareholder Representative Services LLC, as amended from time to time, are consummated (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion.
1. CASH COMPENSATION
1.1    Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $35,000 for service on the Board.
1.2    Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(a)Non-Employee Chairperson of the Board. A Non-Employee Director serving as Chairperson of the Board (the “Non-Employee Board Chairperson”) shall receive an additional annual retainer of $90,000 for such service.
(b)Lead Independent Director. A Non-Employee Director serving as Lead Independent Director shall receive an additional annual retainer of $45,000 for such service.
(c)Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson of the Audit Committee) shall receive an additional annual retainer of $9,000 for such service.
(d)Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson of the Compensation Committee) shall receive an additional annual retainer of $6,000 for such service.
(e)    Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate

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NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Governance Committee shall receive an additional annual retainer of $9,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson of the Nominating and Corporate Governance Committee) shall receive an additional annual retainer of $5,000 for such service.
1.3    Payment of Retainers. The annual retainers described in Sections 1.1 and 1.2 shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears on a quarterly prorated portion basis (where applicable) not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1.2, for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the annual retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1.1 and 1.2, with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1.2 during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
2. EQUITY COMPENSATION
2.1    Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.
(a)Effective Date Awards. Each Non-Employee Director who (i) serves on the Board as of the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following the Effective Date, shall be automatically granted, on the date that a Form S-8 Registration Statement is filed to register the shares of common stock of the Company to be issued under the 2021 Incentive Award Plan, an award of restricted stock units that has an aggregate fair value on the date of grant of $150,000, except for the Lead Independent Director whose award of restricted stock units shall have an aggregate fair value on the date of grant of $165,000 (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”) and subject to adjustment as provided in the Equity Plan in each case). The awards described in this Section 2.1(a) shall be referred to herein as the “Effective Date Awards.” For the avoidance of doubt, a Non-Employee Director eligible to receive an Effective Date Award shall not be eligible to receive an Initial Award (as defined below).

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(b)Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units that has an aggregate fair value on the date of grant of $150,000, except for the Lead Independent Director and any Non-Employee Board Chairperson whose awards of restricted stock units shall each have an aggregate fair value on the date of grant of $165,000 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2.1(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.
(c)Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units that has an aggregate fair value on the date of grant of $150,000, except for the Lead Independent Director and any Non-Employee Board Chairperson whose awards of restricted stock units shall each have an aggregate fair value on the date of grant of $165,000 (as determined in accordance with ASC 718 and subject to adjustment as provided in the Equity Plan). The awards described in this Section 2.1(b) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.
(d)Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2.1(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2.1(b) above.
(e)Vesting of Awards Granted to Non-Employee Directors. Each Effective Date Award, Annual Award and Initial Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Effective Date

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Award, Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Effective Date Awards, Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
3. EXPENSES
The Company will reimburse each Non-Employee Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board meetings and meetings of any committee of the Board; provided, that the Non-Employee Director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy applicable to directors, as in effect from time to time. To the extent that any taxable reimbursements are provided to any Non-Employee Director, they will be provided in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, including, but not limited to, the following provisions: (i) the amount of any such expenses eligible for reimbursement during such individual’s taxable year may not affect the expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of an eligible expense must be made no later than the last day of such individual’s taxable year that immediately follows the taxable year in which the expense was incurred; and (iii) the right to any reimbursement may not be subject to liquidation or exchange for another benefit.

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